ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Third-Quarter 2020 Results
-- Third-Quarter Earnings Per Share of $2.13; Non-GAAP Earnings Per Share of $2.08 --
-- Cash Provided by Operating Activities of $275 Million --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Oct. 29, 2020--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2020 sales of $7.23 billion, an increase of 2 percent from sales of $7.08 billion in the third quarter of 2019. Third-quarter net income was $166 million, or $2.13 per share on a diluted basis, compared with a net income of $92 million, or $1.10 per share on a diluted basis, in the third quarter of 2019. Non-GAAP net income1 was $162 million, or $2.08 per share on a diluted basis, in the third quarter of 2020, compared with non-GAAP net income of $155 million, or $1.86 per share on a diluted basis, in the third quarter of 2019.
“Our strong financial performance this quarter is a testament to the strength of our business model,” said Michael J. Long, chairman, president, and chief executive officer. “Arrow is a trusted provider of critical technology solutions, and we believe strong demand for the products and solutions we provide will endure and increase beyond the COVID-19 pandemic. Customers and suppliers are choosing to do more business with Arrow because of our growing engineering, design, supply chain management and hybrid cloud solution capabilities. The hard work of our talented team and their unwavering focus on providing customers with the products and solutions they need, when they need them, has allowed us to capitalize on opportunities leading to financial performance that was above our expectations.”
Global components third-quarter sales of $5.31 billion increased 5 percent year over year. Asia-Pacific components sales increased 29 percent year over year. Americas components sales decreased 13 percent year over year. Non-GAAP sales in the region decreased 10 percent year over year. Europe components sales decreased 8 percent year over year. Non-GAAP sales in the region decreased 12 percent year over year. Global components third-quarter operating income was $204 million. Third-quarter non-GAAP operating income was $208 million.
“Robust third-quarter global components sales demonstrate the vital role we play in the supply chains of manufacturing customers around the world,” continued Mr. Long. “Sales were above the high-end of our expectations driven by tremendous growth in Asia, where our business has doubled in size over the last five years due to our consistent investments in the region to support innovation and invention.”
Global enterprise computing solutions third-quarter sales of $1.92 billion decreased 5 percent year over year. Non-GAAP sales decreased 7 percent year over year. Europe enterprise computing solutions sales increased 6 percent year over year. Non-GAAP sales in the region increased 1 percent year over year. Americas enterprise computing solutions sales decreased 10 percent year over year. Global enterprise computing solutions third-quarter operating income was $83 million. Third-quarter non-GAAP operating income was $85 million.
“Third-quarter global enterprise computing solutions sales were near the high-end of our prior outlook, led by the cloud and security solutions that enable business continuity and remote working,” said Mr. Long. “We continue to be a source of stability for our customers and suppliers facing challenging market conditions.”
“Our financial results demonstrated the resilience of Arrow’s business model,” said Chris Stansbury, senior vice president and chief financial officer. “Third-quarter cash flow from operations was $275 million, driven by disciplined working capital management and healthy profitability from our leading positions in the markets we serve. As always, we remain committed to returning excess cash to shareholders. During the third quarter, we returned approximately $150 million to shareholders through our stock repurchase program, ending the quarter with approximately $563 million of remaining authorization under our share repurchase program. Our balance sheet and liquidity position remain strong, and we are pleased to report that return on invested capital increased year over year for the second straight quarter.”

1 A reconciliation of non-GAAP financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

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FOURTH-QUARTER 2020 OUTLOOK
•Consolidated sales of $7.45 billion to $8.05 billion, with global components sales of $5.1 billion to $5.4 billion, and global enterprise computing solutions sales of $2.35 billion to $2.65 billion
•Net income per share on a diluted basis of $2.42 to $2.58, and non-GAAP net income per share on a diluted basis1 of $2.57 to $2.73
•Average tax rate of approximately 23.5 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 77 million
•Interest expense of approximately $33 million
•Expecting average USD-to-Euro exchange rate of $1.16 to €1; changes in foreign currencies to increase sales by approximately $110 million, and earnings per share on a diluted basis by $.07 compared to the fourth quarter of 2019

Fourth-Quarter 2020 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$2.42 - $2.58	$.10	$.05	$2.57 - $2.73

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 175,000 leading technology manufacturers and service providers. With 2019 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2020, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K, the Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, and net income per share on a diluted basis which are adjusted GAAP measures for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, the impact of dispositions by adjusting the company’s operating results for businesses disposed, as if the dispositions had occurred at the beginning of the earliest period presented (referred to as "dispositions"), the impact of the company’s personal computer and mobility asset disposition business (referred to as "wind down"), the impact of inventory write-downs and recoveries related to the digital business (referred to as “digital inventory write-downs and recoveries”), and the impact of notes receivable reserves and recoveries and inventory write-downs and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries” and “AFS inventory write-downs and recoveries,” respectively). Non-GAAP operating income excludes identifiable intangible asset amortization, restructuring, integration, and other charges, loss on

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disposition of businesses, net, AFS notes receivable reserves and recoveries and inventory write-downs and recoveries, digital inventory write-downs and recoveries, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, and the impact of wind down. Net income attributable to shareholders, and net income per basic and diluted share as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, loss on disposition of businesses, net, AFS notes receivable reserves and recoveries and inventory write-downs and recoveries, digital inventory write-downs and recoveries, net gains and losses on investments, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, certain tax adjustments, pension settlement gain, and the impact of wind down. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Sales	$7,231,260	$7,078,118	$20,219,171	$21,578,657
Cost of sales	6,442,670	6,279,277	17,951,727	19,103,219
Gross profit	788,590	798,841	2,267,444	2,475,438
Operating expenses:
Selling, general, and administrative expenses	504,211	522,446	1,539,520	1,677,734
Depreciation and amortization	46,732	45,231	140,654	139,739
Loss on disposition of businesses, net	—	14,573	—	15,439
Impairments	2,305	253	7,223	698,246
Restructuring, integration, and other charges (credits)	(2,840)	43,120	6,948	74,692
	550,408	625,623	1,694,345	2,605,850
Operating income (loss)	238,182	173,218	573,099	(130,412)
Equity in earnings (losses) of affiliated companies	61	(1,070)	308	(2,155)
Gain (loss) on investments, net	2,726	1,126	(3,183)	7,864
Employee benefit plan (expense) credit	595	(1,071)	(1,687)	(3,349)
Interest and other financing expense, net	(30,461)	(49,882)	(105,596)	(153,426)
Income (loss) before income taxes	211,103	122,321	462,941	(281,478)
Provision for income taxes	44,707	29,340	113,453	30,878
Consolidated net income (loss)	166,396	92,981	349,488	(312,356)
Noncontrolling interests	336	850	1,121	3,744
Net income (loss) attributable to shareholders	$166,060	$92,131	$348,367	$(316,100)

Net income (loss) per share:
Basic	$2.15	$1.11	$4.42	$(3.75)
Diluted	$2.13	$1.10	$4.39	$(3.75)

Weighted-average shares outstanding:
Basic	77,390	82,711	78,807	84,246
Diluted	78,086	83,397	79,404	84,246

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	September 26, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$227,019	$300,103
Accounts receivable, net	7,958,675	8,482,687
Inventories	3,235,802	3,477,120
Other current assets	238,403	266,249
Total current assets	11,659,899	12,526,159
Property, plant, and equipment, at cost:
Land	7,818	7,793
Buildings and improvements	196,258	173,370
Machinery and equipment	1,528,735	1,481,525
	1,732,811	1,662,688
Less: Accumulated depreciation and amortization	(938,956)	(859,578)
Property, plant, and equipment, net	793,855	803,110
Investments in affiliated companies	76,355	86,942
Intangible assets, net	241,293	271,903
Goodwill	2,074,282	2,061,322
Other assets	650,949	651,360
Total assets	$15,496,633	$16,400,796
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,849,252	$7,046,221
Accrued expenses	899,326	880,507
Short-term borrowings, including current portion of long-term debt	166,128	331,431
Total current liabilities	7,914,706	8,258,159
Long-term debt	2,097,741	2,640,129
Other liabilities	646,414	636,115
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2020 and 2019, respectively
Issued - 125,424 shares in both 2020 and 2019, respectively	125,424	125,424
Capital in excess of par value	1,157,149	1,150,006
Treasury stock (49,696 and 44,804 shares in 2020 and 2019, respectively), at cost	(2,689,876)	(2,332,548)
Retained earnings	6,443,680	6,131,248
Accumulated other comprehensive loss	(255,313)	(262,211)
Total shareholders’ equity	4,781,064	4,811,919
Noncontrolling interests	56,708	54,474
Total equity	4,837,772	4,866,393
Total liabilities and equity	$15,496,633	$16,400,796

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Consolidated net income	$166,396	$92,981
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	46,732	45,231
Amortization of stock-based compensation	6,285	7,120
Equity in (earnings) losses of affiliated companies	(61)	1,070
Deferred income taxes	(7,369)	6,362
Impairments	2,305	253
Loss on disposition of businesses, net	—	14,573
Gain on investments, net	(2,727)	(884)
Other	3,995	(276)
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	87,402	21,355
Inventories	207,646	64,468
Accounts payable	(176,973)	(3,013)
Accrued expenses	(41,889)	270
Other assets and liabilities	(17,015)	37,264
Net cash provided by operating activities	274,727	286,774
Cash flows from investing activities:
Cash paid on disposition of businesses	—	(10,785)
Acquisition of property, plant, and equipment	(30,013)	(31,444)
Other	(9,116)	(8,495)
Net cash used for investing activities	(39,129)	(50,724)
Cash flows from financing activities:
Change in short-term and other borrowings	(78,966)	80,227
Proceeds from (repayments of) long-term bank borrowings, net	328	(215,937)
Proceeds from exercise of stock options	2,233	2,088
Repurchases of common stock	(153,011)	(103,270)
Net cash used for financing activities	(229,416)	(236,892)
Effect of exchange rate changes on cash	15,009	(6,893)
Net increase (decrease) in cash and cash equivalents	21,191	(7,735)
Cash and cash equivalents at beginning of period	205,828	269,989
Cash and cash equivalents at end of period	$227,019	$262,254

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Consolidated net income (loss)	$349,488	$(312,356)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operations:
Depreciation and amortization	140,654	139,739
Amortization of stock-based compensation	28,602	34,749
Equity in (earnings) losses of affiliated companies	(308)	2,155
Deferred income taxes	38,976	(65,484)
Impairments	7,223	698,246
Loss on disposition of businesses, net	—	15,439
Loss (gain) on investments, net	3,198	(7,622)
Other	4,043	10,814
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	533,570	916,908
Inventories	260,573	342,610
Accounts payable	(228,000)	(1,349,189)
Accrued expenses	29,154	(71,124)
Other assets and liabilities	(7,336)	8,308
Net cash provided by operating activities	1,159,837	363,193
Cash flows from investing activities:
Cash paid on disposition of businesses	—	(1,325)
Acquisition of property, plant, and equipment	(89,555)	(113,080)
Other	(14,582)	(5,555)
Net cash used for investing activities	(104,137)	(119,960)
Cash flows from financing activities:
Change in short-term and other borrowings	(86,155)	(93,129)
Repayments of long-term bank borrowings, net	(411,362)	(96,960)
Redemption of notes	(209,366)	—
Proceeds from exercise of stock options	5,963	11,710
Repurchases of common stock	(384,750)	(304,194)
Settlement of forward-starting interest rate swap	(48,378)	—
Other	(141)	(147)
Net cash used for financing activities	(1,134,189)	(482,720)
Effect of exchange rate changes on cash	5,405	(7,586)
Net decrease in cash and cash equivalents	(73,084)	(247,073)
Cash and cash equivalents at beginning of period	300,103	509,327
Cash and cash equivalents at end of period	$227,019	$262,254

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	September 26, 2020	September 28, 2019	% Change

Consolidated sales, as reported	$7,231,260	$7,078,118	2.2%
Impact of changes in foreign currencies	—	96,749
Impact of wind down	—	(60,130)
Non-GAAP consolidated sales	$7,231,260	$7,114,737	1.6%

Global components sales, as reported	$5,307,737	$5,048,880	5.1%
Impact of changes in foreign currencies	—	67,317
Impact of wind down	—	(60,130)
Non-GAAP global components sales	$5,307,737	$5,056,067	5.0%

Americas Components sales, as reported	$1,515,962	$1,738,710	(12.8)%
Impact of changes in foreign currencies	—	(409)
Impact of wind down	—	(46,998)
Non-GAAP Americas Components sales	$1,515,962	$1,691,303	(10.4)%

Europe components sales, as reported	$1,196,672	$1,304,109	(8.2)%
Impact of changes in foreign currencies	—	64,000
Impact of wind down	—	(13,132)
Non-GAAP Europe components sales	$1,196,672	$1,354,977	(11.7)%

Asia components sales, as reported	$2,595,103	$2,006,061	29.4%
Impact of changes in foreign currencies	—	3,726
Non-GAAP Asia components sales	$2,595,103	$2,009,787	29.1%

Global ECS sales, as reported	$1,923,523	$2,029,238	(5.2)%
Impact of changes in foreign currencies	—	29,432
Non-GAAP global ECS sales	$1,923,523	$2,058,670	(6.6)%

Europe ECS sales, as reported	$649,732	$610,324	6.5%
Impact of changes in foreign currencies	—	30,545
Non-GAAP Europe ECS sales	$649,732	$640,869	1.4%

Americas ECS sales, as reported	$1,273,791	$1,418,914	(10.2)%
Impact of changes in foreign currencies	—	(1,113)
Non-GAAP Americas ECS sales	$1,273,791	$1,417,801	(10.2)%

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019	% Change

Consolidated sales, as reported	$20,219,171	$21,578,657	(6.3)%
Impact of changes in foreign currencies	—	(41,938)
Impact of wind down and dispositions	—	(232,239)
Non-GAAP consolidated sales	$20,219,171	$21,304,480	(5.1)%

Global components sales, as reported	$14,579,593	$15,511,742	(6.0)%
Impact of changes in foreign currencies	—	(21,453)
Impact of wind down	—	(221,098)
Non-GAAP global components sales	$14,579,593	$15,269,191	(4.5)%

Americas Components sales, as reported	$4,557,661	$5,522,538	(17.5)%
Impact of changes in foreign currencies	—	(4,169)
Impact of wind down	—	(170,724)
Non-GAAP Americas Components sales	$4,557,661	$5,347,645	(14.8)%

Europe components sales, as reported	$3,625,079	$4,223,363	(14.2)%
Impact of changes in foreign currencies	—	(5,049)
Impact of wind down	—	(50,374)
Non-GAAP Europe components sales	$3,625,079	$4,167,940	(13.0)%

Asia components sales, as reported	$6,396,853	$5,765,841	10.9%
Impact of changes in foreign currencies	—	(12,235)
Non-GAAP Asia components sales	$6,396,853	$5,753,606	11.2%

Global ECS sales, as reported	$5,639,578	$6,066,915	(7.0)%
Impact of changes in foreign currencies	—	(20,485)
Impact of dispositions	—	(11,141)
Non-GAAP global ECS sales	$5,639,578	$6,035,289	(6.6)%

Europe ECS sales, as reported	$2,013,843	$2,074,638	(2.9)%
Impact of changes in foreign currencies	—	(3,117)
Impact of dispositions	—	(11,141)
Non-GAAP Europe ECS sales	$2,013,843	$2,060,380	(2.3)%

Americas ECS sales, as reported	$3,625,735	$3,992,277	(9.2)%
Impact of changes in foreign currencies	—	(17,368)
Non-GAAP Americas ECS sales	$3,625,735	$3,974,909	(8.8)%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended September 26, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments(1)	Impact of Wind Down	Non-recurring tax items	Other(2)	Non-GAAP measure
Sales	$7,231,260	$—	$—	$—	$—	$—	$—	$—	$—	$7,231,260
Gross Profit	788,590	—	—	—	—	—	(475)	—	—	788,115
Operating income	238,182	9,352	(2,840)	(233)	—	2,305	(2,487)	—	—	244,279
Income before income taxes	211,103	9,352	(2,840)	(233)	—	2,305	(2,478)	—	(4,495)	212,714
Provision for income taxes	44,707	2,396	(665)	(56)	—	556	(583)	4,887	(1,090)	50,152
Consolidated net income	166,396	6,956	(2,175)	(177)	—	1,749	(1,895)	(4,887)	(3,405)	162,562
Noncontrolling interests	336	146	—	—	—	—	—	—	—	482
Net income attributable to shareholders	$166,060	$6,810	$(2,175)	$(177)	$—	$1,749	$(1,895)	$(4,887)	$(3,405)	162,080
Net income per diluted share(7)	$2.13	$0.09	$(0.03)	$—	$—	$0.02	$(0.02)	$(0.06)	$(0.04)	$2.08
Effective tax rate	21.2%									23.6%

Three months ended September 28, 2019
	Reported GAAP measure	Intangible amortization expense(3)	Restructuring & Integration charges(3)	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments	Impact of Wind Down(3)	Non-recurring tax items	Other(4)	Non-GAAP measure
Sales	$7,078,118	$—	$—	$—	$—	$—	$(60,130)	$—	$—	$7,017,988
Gross Profit	798,841	—	—	—	1,101	—	(3,541)	—	—	796,401
Operating income	173,218	10,265	31,087	(664)	1,101	711	36,917	—	—	252,635
Income before income taxes	122,321	10,265	31,087	(664)	1,101	711	36,842	—	(1,126)	200,537
Provision for income taxes	29,340	2,860	8,922	(178)	272	—	3,753	—	(249)	44,720
Consolidated net income	92,981	7,405	22,165	(486)	829	711	33,089	—	(877)	155,817
Noncontrolling interests	850	138	—	—	—	—	—	—	—	988
Net income attributable to shareholders	$92,131	$7,267	$22,165	$(486)	$829	$711	$33,089	$—	$(877)	$154,829
Net income per diluted share(7)	$1.10	$0.09	$0.27	$(0.01)	$0.01	$0.01	$0.40	$—	$(0.01)	$1.86
Effective tax rate	24.0%									22.3%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Nine months ended September 26, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments(1)	Impact of Wind Down	Non-recurring tax items	Other(2)	Non-GAAP measure
Sales	$20,219,171	$—	$—	$—	$—	$—	$—	$—	$—	$20,219,171
Gross Profit	2,267,444	—	—	—	—	—	(11,171)	—	—	2,256,273
Operating income	573,099	29,041	6,948	(956)	—	7,223	(14,311)	—	—	601,044
Income before income taxes	462,941	29,041	6,948	(956)	—	7,223	(14,292)	—	1,414	492,319
Provision for income taxes	113,453	7,461	2,219	(231)	—	2,356	(3,245)	1,272	336	123,621
Consolidated net income	349,488	21,580	4,729	(725)	—	4,867	(11,047)	(1,272)	1,078	368,698
Noncontrolling interests	1,121	420	—	—	—	—	—	—	—	1,541
Net income attributable to shareholders	$348,367	$21,160	$4,729	$(725)	$—	$4,867	$(11,047)	$(1,272)	$1,078	$367,157
Net income per diluted share(7)	$4.39	$0.27	$0.06	$(0.01)	$—	$0.06	$(0.14)	$(0.02)	$0.01	$4.62
Effective tax rate	24.5%									25.1%

Nine months ended September 28, 2019
	Reported GAAP measure	Intangible amortization expense(3)	Restructuring & Integration charges(3)	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments(5)	Impact of Wind Down(3)	Non-recurring tax items	Other(6)	Non-GAAP measure
Sales	$21,578,657	$—	$—	$—	$—	$—	$(221,098)	$—	$—	$21,357,559
Gross Profit	2,475,438	—	—	1,868	21,215	—	(7,363)	—	—	2,491,158
Operating income (loss)	(130,412)	28,072	62,079	15,187	21,215	623,796	151,332	—	866	772,135
Income (loss) before income taxes	(281,478)	28,072	62,079	15,187	21,215	623,796	151,414	—	(6,998)	613,287
Provision for income taxes	30,878	7,863	16,498	3,732	5,234	64,246	31,011	(3,502)	(1,950)	154,010
Consolidated net income (loss)	(312,356)	20,209	45,581	11,455	15,981	559,550	120,403	3,502	(5,048)	459,277
Noncontrolling interests	3,744	420	—	—	—	—	—	—	—	4,164
Net income (loss) attributable to shareholders	$(316,100)	$19,789	$45,581	$11,455	$15,981	$559,550	$120,403	$3,502	$(5,048)	$455,113
Net income (loss) per diluted share(7)	$(3.75)	$0.23	$0.54	$0.14	$0.19	$6.64	$1.43	$0.04	$(0.06)	$5.36
Effective tax rate	(11.0)%									25.1%

(1) Impairments includes $2,305 and $7,223 in impairment charges related to various other long-lived assets unrelated to the personal computer and mobility asset disposition business for the third quarter and first nine months of 2020, respectively.
(2) Other includes (gain) loss on investments, net and pension settlement gain.
(3) Amounts for restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.
(4) Other includes gain on investments, net.
(5) Impairments include goodwill impairments of $570,175, tradename impairments of $46,000, and $7,621 in impairment charges related to various other long-lived assets.
(6) Other includes loss on disposition of businesses, net and gain on investments, net.
(7) For the nine months ended September 28, 2019, the non-GAAP net income per diluted share calculation includes 727 thousand shares that were excluded from the GAAP net income per diluted share calculation. Additionally, in all periods presented the sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Sales:
Global components	$5,307,737	$5,048,880	$14,579,593	$15,511,742
Global ECS	1,923,523	2,029,238	5,639,578	6,066,915
Consolidated	$7,231,260	$7,078,118	$20,219,171	$21,578,657
Operating income (loss):
Global components	$203,603	$171,591	$550,206	$(159,993)
Global ECS (a)	82,529	92,375	197,883	277,481
Corporate (b)	(47,950)	(90,748)	(174,990)	(247,900)
Consolidated	$238,182	$173,218	$573,099	$(130,412)

(a)Includes reserves and other adjustments of approximately $29.9 million primarily related to foreign tax and other loss contingencies for the first nine months of 2020. These reserves are principally associated with transactional taxes on activity from several prior years, not significant to any one year.
(b)Includes restructuring, integration, and other charges (credits) of $(2.8) million and $6.9 million for the third quarter and first nine months of 2020, and $31.1 million and $62.7 million for the third quarter and first nine months of 2019, respectively. Also includes $2.3 million of impairment charges related to various long-lived assets for the third quarter and first nine months of 2020.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Global components operating income (loss), as reported	$203,603	$171,591	$550,206	$(159,993)
Intangible assets amortization expense (c)	7,014	7,398	21,653	19,458
Impairments (c)	—	711	—	623,796
Impact of wind down (c)	(2,487)	36,917	(14,311)	150,752
AFS notes receivable reserve (recoveries)	(233)	(664)	(956)	15,187
Digital inventory reserve	—	1,101	—	21,215
Global components non-GAAP operating income	$207,897	$217,054	$556,592	$670,415

Global ECS operating income, as reported	$82,529	$92,375	$197,883	$277,481
Intangible assets amortization expense	2,338	2,866	7,388	8,613
Impairments	—	—	4,918	—
Global ECS non-GAAP operating income	$84,867	$95,241	$210,189	$286,094

(c)For the third quarter and first nine months of 2019, impact of wind down includes restructuring, integration, and other charges, identifiable intangible asset amortization, loss on dispositions of businesses, net, and impairments related to the personal computer and mobility asset disposition business.

Contact:            Steven O’Brien,
            Vice President, Investor Relations
            303-824-4544

Media Contact:        John Hourigan,
            Vice President, Global Communications
            303-824-4586

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